Exhibit 99.1

Farmland Partners Inc. Reports Third Quarter 2025 Results

Increased Fiscal Year 2025 Guidance and Announces Sale of Brokerage and Farm Management Business

DENVER, October 29, 2025 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the quarter ended September 30, 2025.

Selected Highlights

During the quarter ended September 30, 2025, the Company:

●	recorded net income of $0.5 million, or $0.00 per share available to common stockholders, compared to $1.8 million, or $0.02 per share available to common stockholders for the same period in 2024;
●	recorded AFFO of $2.9 million, or $0.07 per share, compared to $1.4 million, or $0.03 per share, for the same period in 2024;
●	made repayments of $23.0 million against the Company’s lines of credit;
●	repurchased 1,248,802 shares of its common stock at a weighted average price of $10.84 per share; and
●	increased the bottom and top end of 2025 AFFO guidance range to $0.32 to $0.36 from $0.28 to $0.34.

●

Subsequent to September 30, 2025, the Company:

●	entered into a definitive agreement to sell Murray Wise Associates, LLC, the Company’s auction, brokerage and third-party management business, and its subsidiaries to Peoples Company of Indianola for aggregate consideration of $5.3 million (expected to close in the fourth quarter of 2025); and
●	entered into a definitive agreement with a holder of its Series A preferred units to dispose of 23 properties located in the Corn Belt region in exchange for $31.0 million of such holder’s Series A preferred units at a meaningful gain (upon closing of the transaction in the fourth quarter of 2025, the Company’s exposure to Series A preferred units outstanding will be reduced from $99.0 million to $68.0 million). The transaction was done at a price that was approximately 56% higher than the price paid to purchase the properties in 2016.

CEO Comments

Luca Fabbri, President and Chief Executive Officer, commented: “FPI delivered a strong financial performance in the quarter, with an improvement in the forecast for the full year. Despite continued challenges in foreign trade that are introducing unwelcome uncertainty in U.S. agriculture, we continue to execute our fundamental business strategy well and remain strong believers in the asset class given its fundamental scarcity at a global level. The sale of our brokerage and third-party farm management business to Peoples Company is another step in streamlining and focusing our business on maximizing our returns on our farmland investments. Moreover, consistent with the past two years, we expect to issue a special dividend for the year ended 2025, payable in January 2026, to shareholders, with the amount projected to be between $0.18 and $0.22 per share.”

Financial and Operating Results

●	The table below shows financial and operating results for the three and nine months ended September 30, 2025 and 2024 (unaudited).

(in thousands)	For the three months ended September 30,			For the nine months ended September 30,
Financial Results:	2025	2024	Change	2025	2024	Change
Net Income	$491	$1,838	(73.3)%	$10,376	$1,194	769.0%
Net income (loss) available to common stockholders ⁽¹⁾	$0.00	$0.02	NM %	$0.18	$(0.02)	NM
AFFO (2)	$2,887	$1,399	106.4%	$6,468	$4,713	37.2%
AFFO per weighted average common share	$0.07	$0.03	133.3%	$0.14	$0.10	40.0%
Adjusted EBITDAre (2)	$5,738	$7,649	(25.0)%	$15,889	$22,752	(30.2)%

Operating Results:
Total Operating Revenues	$11,251	$13,317	(15.5)%	$31,463	$36,752	(14.4)%
Net Operating Income (NOI)	$8,000	$9,784	(18.2)%	$22,998	$28,249	(18.6)%

NM = Not Meaningful

(1)	Basic net income per share available to common stockholders. See “Note 9—Stockholders’ Equity and Non-controlling Interests” in the Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2025, when filed, for more information.
(2)	The nine months ended September 30, 2024 included approximately $1.2 million of income from forfeited deposits due to the termination of a repurchase agreement. The nine months ended September 30, 2025 included approximately $1.0 million of income as a result of a solar lease arrangement with a tenant.

●	See “Non-GAAP Financial Measures” below for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the nine months ended September 30, 2025, the Company acquired six properties for total consideration of $7.3 million.
●	During the nine months ended September 30, 2025, the Company completed 35 property dispositions for approximately $85.5 million in aggregate consideration and recognized an aggregate gain on sale of $24.5 million.

Balance Sheet

●	The Company had total debt outstanding of approximately $170.4 million at September 30, 2025 compared to total debt outstanding of approximately $204.6 million at December 31, 2024.
●	At September 30, 2025, the Company had access to liquidity of $172.5 million, consisting of $13.5 million in cash and $159.0 million in undrawn availability under its credit facilities, compared to liquidity of $245.8 million, consisting of cash of $78.4 million and $167.4 million in undrawn availability under its credit facilities at December 31, 2024.
●	As of October 24, 2025, the Company had 43,846,568 shares of common stock outstanding on a fully diluted basis.

Dividend Declarations

On October 28, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock and Class A Common OP unit. The dividends are payable on January 15, 2026 to stockholders and common unit holders of record as of January 2, 2026.

2025 Earnings Guidance and Supplemental Package

The Company’s 2025 AFFO per share earnings guidance increased compared to the prior quarter. For details, please see page 15 of the supplemental package, which can be accessed through the Investor Relations section of the Company's website.

Conference Call Information

The Company has scheduled a conference call on October 30, 2025, at 11:00 a.m. (U.S. Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed live over the phone by dialing 1-800-715-9871 and using the conference ID 4868033. The conference call will also be available via a live listen-only webcast that can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until November 9, 2025, which can be accessed by dialing 1-800-770-2030 and using the playback ID 4868033. A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to third-party farmers (both tenant and non-tenant) and landowners secured by farm real estate and/or other agricultural related assets. As of September 30, 2025, the Company owned and/or managed approximately 125,200 acres of farmland in 15 states, including Arkansas, California, Colorado, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Ohio, South Carolina, Texas and West Virginia. In addition, the Company owns land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014. Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance, and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the ongoing war in Ukraine and the ongoing conflicts in the Middle East and their impacts on the world agriculture market, world food supply, the farm economy generally, and our tenants’ businesses; changes in trade policies in the United States and other countries that import agricultural products from the United States, including the imposition of tariffs; high inflation and elevated interest rates; the onset of an economic recession in the United States and other countries that impact the farm economy; extreme weather events, such as droughts, tornadoes, hurricanes, wildfires or floods; the impact of future public health crises on our business and on the economy and capital markets generally; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the outcomes of ongoing litigation; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Consolidated Balance Sheets

Farmland Partners Inc.

Consolidated Balance Sheets

As of September 30, 2025 (Unaudited) and December 31, 2024

(in thousands, except par value and share data)

	September 30,	December 31,
	2025	2024
ASSETS
Land, at cost	$590,037	$645,592
Grain facilities	7,476	7,714
Groundwater	8,858	11,033
Irrigation improvements	22,799	28,890
Drainage improvements	7,273	8,243
Permanent plantings	28,049	42,461
Other	3,550	3,983
Construction in progress	1,281	1,484
Real estate, at cost	669,323	749,400
Less accumulated depreciation	(26,287)	(31,557)
Total real estate, net	643,036	717,843
Deposits	500	—
Cash and cash equivalents	13,469	78,441
Assets held for sale	—	61
Loans and financing receivables, net	64,086	55,305
Right of use asset, net	541	194
Accounts receivable, net	5,767	3,199
Derivative asset	233	498
Inventory	2,220	2,659
Equity method investments	4,215	4,101
Intangible assets, net	1,359	1,374
Goodwill	2,706	2,706
Prepaid and other assets	416	2,179
TOTAL ASSETS	$738,548	$868,560

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$169,845	$203,683
Lease liability	541	194
Dividends payable	2,697	57,253
Accrued interest	1,872	3,062
Accrued property taxes	1,907	1,650
Deferred revenue	63	65
Accrued expenses	3,227	6,096
Total liabilities	180,152	272,003

Commitments and contingencies

Redeemable non-controlling interest in operating partnership, Series A preferred units	101,074	101,970

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 43,097,555 shares issued and outstanding at September 30, 2025, and 45,931,827 shares issued and outstanding at December 31, 2024	431	459
Additional paid in capital	520,397	551,994
Retained earnings	96,402	88,352
Cumulative dividends	(168,419)	(160,406)
Other comprehensive income	653	1,512
Non-controlling interests in operating partnership	7,858	12,676
Total equity	457,322	494,587

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$738,548	$868,560

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2025 and 2024 (Unaudited)

(in thousands except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
OPERATING REVENUES:
Rental income	$5,991	$9,753	$18,985	$29,499
Crop sales	2,789	2,616	5,075	4,211
Other revenue	2,471	948	7,403	3,042
Total operating revenues	11,251	13,317	31,463	36,752

OPERATING EXPENSES
Depreciation, depletion and amortization	938	1,414	3,241	4,325
Property operating expenses	1,413	1,956	4,499	5,624
Cost of goods sold	1,838	1,577	3,966	2,879
Acquisition and due diligence costs	—	—	2	27
General and administrative expenses	2,245	2,634	7,279	8,998
Legal and accounting	808	502	1,909	1,242
Impairment of assets	1,000	—	17,821	—
Other operating expenses	2	11	19	47
Total operating expenses	8,244	8,094	38,736	23,142

OTHER (INCOME) EXPENSE:
Other (income)	(115)	(134)	(371)	(202)
(Income) from equity method investment	(163)	(8)	(165)	(103)
(Gain) loss on disposition of assets, net	531	(1,980)	(24,460)	(1,884)
(Income) from forfeited deposits	—	—	—	(1,205)
Interest expense	2,271	5,496	7,346	15,781
Total other (income) expense	2,524	3,374	(17,650)	12,387

Net income before income tax (benefit) expense	483	1,849	10,377	1,223

Income tax (benefit) expense	(8)	11	1	29

NET INCOME	491	1,838	10,376	1,194

Net (income) attributable to non-controlling interests in operating partnership	(8)	(45)	(252)	(29)

Net income attributable to the Company	483	1,793	10,124	1,165

Dividend equivalent rights allocated to performance-based unvested restricted shares	(4)	(2)	(12)	(6)
Nonforfeitable distributions allocated to time-based unvested restricted shares	(19)	(20)	(58)	(64)
Distributions on Series A Preferred Units	(588)	(743)	(2,074)	(2,229)

Net income (loss) available to common stockholders of Farmland Partners Inc.	$(128)	$1,028	$7,980	$(1,134)

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$0.00	$0.02	$0.18	$(0.02)
Diluted net income (loss) available to common stockholders	$0.00	$0.02	$0.18	$(0.02)
Basic weighted average common shares outstanding	43,187	47,839	44,666	47,780
Diluted weighted average common shares outstanding	43,187	47,839	44,666	47,780
Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

Reconciliation of Non-GAAP Measures

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three and Nine Months Ended September 30, 2025 and 2024 (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands except per share amounts)	2025	2024	2025	2024
Net income	$491	$1,838	$10,376	$1,194
(Gain) loss on disposition of assets, net	531	(1,980)	(24,460)	(1,884)
Depreciation, depletion and amortization	938	1,414	3,241	4,325
Impairment of assets	1,000	—	17,821	—
FFO (1)	$2,960	$1,272	$6,978	$3,635

Stock-based compensation	515	870	1,562	1,907
Real estate related acquisition and due diligence costs	—	—	2	27
Distributions on Series A Preferred Units	(588)	(743)	(2,074)	(2,229)
Severance expense	—	—	—	1,373
AFFO (1)	$2,887	$1,399	$6,468	$4,713

AFFO per diluted weighted average share data:

AFFO weighted average common shares	44,320	49,414	46,084	49,365

Net income (loss) available to common stockholders of Farmland Partners Inc.	$0.00	$0.02	$0.18	$(0.02)
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.02	0.02	0.05	0.06
Depreciation, depletion and amortization	0.02	0.03	0.07	0.09
Impairment of assets	0.02	0.00	0.39	0.00
Stock-based compensation	0.01	0.02	0.03	0.04
(Gain) loss on disposition of assets, net	0.01	(0.04)	(0.53)	(0.04)
Distributions on Series A Preferred Units	(0.01)	(0.02)	(0.05)	(0.06)
Severance expense	0.00	0.00	0.00	0.03
AFFO per diluted weighted average share (1)	$0.07	$0.03	$0.14	$0.10

	For the three months ended September 30,		For the nine months ended September 30,
(in thousands)	2025	2024	2025	2024
Net income	$491	$1,838	$10,376	$1,194
Interest expense	2,271	5,496	7,346	15,781
Income tax (benefit) expense	(8)	11	1	29
Depreciation, depletion and amortization	938	1,414	3,241	4,325
Impairment of assets	1,000	—	17,821	—
(Gain) loss on disposition of assets, net	531	(1,980)	(24,460)	(1,884)
EBITDAre (1)	$5,223	$6,779	$14,325	$19,445

Stock-based compensation	515	870	1,562	1,907
Real estate related acquisition and due diligence costs	—	—	2	27
Severance expense	—	—	—	1,373
Adjusted EBITDAre (1)	$5,738	$7,649	$15,889	$22,752

(1)	The nine months ended September 30, 2024 included approximately $1.2 million of income from forfeited deposits due to the termination of a repurchase agreement. The nine months ended September 30, 2025 included approximately $1.0 million of income as a result of a solar lease arrangement with a tenant.

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three and Nine Months Ended September 30, 2025 and 2024 (Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
($ in thousands)	2025	2024	2025	2024
OPERATING REVENUES:
Rental income	$5,991	$9,753	$18,985	$29,499
Crop sales	2,789	2,616	5,075	4,211
Other revenue	2,471	948	7,403	3,042
Total operating revenues	11,251	13,317	31,463	36,752

Property operating expenses	1,413	1,956	4,499	5,624
Cost of goods sold	1,838	1,577	3,966	2,879
NOI	8,000	9,784	22,998	28,249

Depreciation, depletion and amortization	938	1,414	3,241	4,325
Acquisition and due diligence costs	—	—	2	27
General and administrative expenses	2,245	2,634	7,279	8,998
Legal and accounting	808	502	1,909	1,242
Impairment of assets	1,000	—	17,821	—
Other operating expenses	2	11	19	47
Other (income)	(115)	(134)	(371)	(202)
(Income) from equity method investment	(163)	(8)	(165)	(103)
(Gain) loss on disposition of assets, net	531	(1,980)	(24,460)	(1,884)
(Income) from forfeited deposits	—	—	—	(1,205)
Interest expense	2,271	5,496	7,346	15,781
Income tax (benefit) expense	(8)	11	1	29
NET INCOME	$491	$1,838	$10,376	$1,194

Non-GAAP Financial Measures

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures to be useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms in exactly the same way as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit. Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), impairment write-downs of depreciated property, and adjustments associated with impairment write-downs for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations, distributions on the Company’s preferred units and severance expense.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of Nareit’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance. Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by Nareit in its September 2017 White Paper. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates. EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance. Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive, real estate related acquisition and due diligence costs and severance expense that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with Nareit’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.